As filed with the Securities and Exchange Commission on June 24, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	06-1236189 (I.R.S. Employer Identification No.)

Three Enterprise Drive, Shelton, CT 06484

(Address of principal executive offices) (Zip Code)

2005 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

DR. SANTANU DAS

President and Chief Executive Officer

TRANSWITCH CORPORATION

Three Enterprise Drive

Shelton, Connecticut 06484

(203) 929-8810

(Name, address including zip code and telephone number, including area code, of agent for service)

Copy to:

TIMOTHY C. MAGUIRE, ESQ.

Brown Rudnick Berlack Israels LLP

One Financial Center

Boston, MA 02111

(617) 856-8200

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
2005 Employee Stock Purchase Plan Common Stock, $.001 par value	1,000,000	$2.125	(2)	$2,125,000	$250.11

TOTAL					$250.11

(1)	Pursuant to Rule 416(a) of the General Rules and Regulations under the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend, recapitalization or other similar transaction.

(2)	The price of $2.13 per share, which is the average of the high and low prices reported on the Nasdaq National Market on June 20, 2005, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC, (File Number 0-25996) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

•	TranSwitch’s annual report on Form 10-K for the fiscal year ended December 31, 2004, filed with the SEC on March 15, 2005.

•	Proxy statement for the 2002 Annual Meeting of Shareholders, filed with the SEC on April 13, 2005.

•	TranSwitch’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2005, filed with the SEC on May 9, 2005.

•	TranSwitch’s current report on Form 8-K, as filed with the SEC on January 18, 2005.

•	TranSwitch’s current report on Form 8-K, as filed with the SEC on March 28, 2005.

•	TranSwitch’s current report on Form 8-K, as filed with the SEC on April 6, 2005.

•	TranSwitch’s current report on Form 8-K, as filed with the SEC on April 20, 2005.

•	TranSwitch’s current report on Form 8-K, as filed with the SEC on May 23, 2005.

•	TranSwitch’s “Description of Capital Stock” contained in the TranSwitch’s registration statement No. 0-25996 on Form 8-A, dated May 28, 1995.

•	The “Description of Registrant’s Securities to be Registered” contained in TranSwitch’s registration statement No. 0-25996 on Form 8-A, dated October 2, 2001.

All documents subsequently filed with the SEC by TranSwitch pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

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Item 6.     Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (DGCL) permits us to indemnify our directors, officers, employees and agents against actual and reasonable expenses (including attorneys’ fees) incurred by them in connection with any action, suit or proceeding brought against them by reason of their status or service as a director, officer, employee or agent by or on our behalf and against expenses (including attorneys’ fees), judgments, fines and settlements actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if:

•	he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of TranSwitch and

•	in the case of a criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Except as ordered by a court, no indemnification shall be made in connection with any proceeding brought by or in the right of the corporation where the person involved is adjudged to be liable to us.

Article Ten of our amended and restated certificate of incorporation, as amended, contains provisions that eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except in certain circumstances involving certain wrongful acts, such as the breach of a director’s duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws. Our certificate of incorporation also contains provisions indemnifying our directors and officers to the fullest extent permitted by the DGCL.

We maintain directors and officers liability insurance for the benefit of our directors and certain of our officers.

Our amended and restated by-laws contain no provisions relating to the indemnification of officers and directors.

Item 8.     Exhibits

Exhibit No.	Description of Exhibit

Exhibit 4.1	Specimen certificate representing the common stock of TranSwitch (filed as Exhibit 4.1 to TranSwitch’s quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

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Exhibit 4.2	2005 Employee Stock Purchase Plan of TranSwitch Corporation (filed herewith).

Exhibit 4.3	Form of 2005 Employee Stock Purchase Plan Enrollment/Authorization Form of the Company (filed herewith).

Exhibit 4.4	Form of 2005 Employee Stock Purchase Plan Withdrawal Form of the Company (filed herewith).

Exhibit 4.5	Amended and Restated Articles of Incorporation of TranSwitch, as amended to date (filed as Exhibit 3.01 to TranSwitch’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 as filed on May 9, 2005 and incorporated by reference herein).

Exhibit 4.6	Rights Agreement, dated as of October 1, 2001, between TranSwitch Corporation and Equiserve Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch’s registration statement No. 0-25996 on Form 8-A filed on October 2, 2001 and incorporated by reference herein).

Exhibit 5.1	Opinion of Brown Rudnick Berlack Israels LLP (filed herewith).

Exhibit 23.1	Consent of KPMG LLP (filed herewith).

Exhibit 23.2	Consent of Brown Rudnick Berlack Israels LLP (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.     Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement

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or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, TranSwitch Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shelton, State of Connecticut, on June 24, 2005.

TRANSWITCH CORPORATION

By:	/s/ Dr. Santanu Das
Dr. Santanu Das President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Dr. Santanu Das and Mr. Peter J. Tallian his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Santanu Das Dr. Santanu Das	President and Chief Executive Officer (Principal Executive Officer)	June 24, 2005

/s/ Peter J. Tallian Peter J. Tallian	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 24, 2005

/s/ Alfred R. Boschulte Alfred R. Boschulte	Chairman of the Board of Directors	June 24, 2005

/s/ Dr. Hagen Hultzsch Dr. Hagen Hultzsch	Director	June 24, 2005

/s/ Gerald Montry Gerald Montry	Director	June 24, 2005

/s/ James M. Pagos James M. Pagos	Director	June 24, 2005

/s/ Dr. Albert E. Paladino Dr. Albert E. Paladino	Director	June 24, 2005

/s/ Erik H. van der Kaay Erik H. van der Kaay	Director	June 24, 2005

INDEX TO EXHIBITS

Exhibit	Description of Exhibit

Exhibit 4.1	Specimen certificate representing the Common Stock of TranSwitch (filed as Exhibit 4.1 to TranSwitch’s quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference).

Exhibit 4.2	2005 Employee Stock Purchase Plan of TranSwitch Corporation (filed herewith).

Exhibit 4.3	Form of 2005 Employee Stock Purchase Plan Enrollment/Authorization Form of the Company (filed herewith).

Exhibit 4.4	Form of 2005 Employee Stock Purchase Plan Withdrawal Form of the Company (filed herewith).

Exhibit 4.5

Amended and Restated Articles of Incorporation of TranSwitch, as

amended to date (filed as Exhibit 3.01 to TranSwitch’s quarterly report on Form 10-Q for the quarter ended March 31, 2005 and incorporated herein by reference).

Exhibit 4.6	Rights Agreement, dated as of October 1, 2001, between TranSwitch Corporation and Equiserve Trust Company, N.A., which includes the form of Rights Certificate and the Summary of Rights to Purchase Preferred Shares (previously filed as Exhibit 1 to TranSwitch’s registration statement No. 0-25996 on Form 8-A filed on October 2, 2001 and incorporated by reference herein).

Exhibit 5.1	Opinion of Brown Rudnick Berlack Israels LLP (filed herewith).

Exhibit 23.1	Consent of KPMG LLP (filed herewith).

Exhibit 23.2	Consent of Brown Rudnick Berlack Israels LLP (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).